INTERNATIONAL LICENSE AND DISTRIBUTION AGREEMENT
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This  INTERNATIONAL LICENSE AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into upon the 1st day of November, 2002 (the "Effective Date"), by and between VIVENDI UNIVERSAL GAMES, INC. and its direct and indirect subsidiaries, with its principal place of business to 6080 Center Drive, 10th Floor, Los Angeles, CA 90045 ("COMPANY"), and STAR E MEDIA CORPORATION, a California corporation, with its principal place of business at 188 Technology Drive, Suite B, Irvine, CA 92618 (DISTRIBUTOR").

                                    RECITALS
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WHEREAS,  COMPANY  publishes and distributes certain computer software products, including  the  products  listed  in  Exhibit  A  hereto;  and

WHEREAS,  COMPANY  desires  to  distribute  its  products in a world market; and

WHEREAS, DISTRIBUTOR has expressed an interest in localizing, and acting as an independent distributor of, certain COMPANY products pursuant to the terms and conditions as set forth below;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, COMPANY and DISTRIBUTOR agree as follows:

1.   DEFINITIONS.  Whenever  used  in  this Agreement, the following terms shall
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     have  the  following  specified  meanings:

     (a) "COMPANY Software" means computer software programs (including pro-grams intended for demonstration or tutorial purposes) produced and/or distributed by COMPANY and identified in the attached Exhibit A, as Exhibit A may be modified or amended from time to time, and any and all improvements, corrections, modifications, updates, enhance-ments and new releases related thereto, but specifically excluded sequel products.

     (b) "COMPANY Documentation" means any and all manuals, specifications, user guides and other documentation regarding the COMPANY Software.

     (c) "COMPANY Products" means COMPANY Software packaged together with the appropriate COMPANY Documentation.

     (d) "Distribution Term" means the time period set forth in the attached Exhibit A, as Exhibit A may be modified or amended from time to time, during which DISTRUBITOR has the right to distribute the enumerated Localized COMPANY Products, as that term is defined hereinbelow, in the Territory.

     (e) "Territory" means only the countries listed in Exhibit A attached hereto, but only as their political borders exist on the date of this Agreement. The Territory excludes foreign countries' embassies, and foreign military and governmental installations, located within the territory.

     (f) "Localization" means the modification of COMPANY Software and COMPANY Documentation to meet the needs of the non-English-speaking users in the Territory. This may include code changes, additions and alterations to the feature set, changes in the data or new art with the intent to provide more culturally acceptable COMPANY Products.

     (g) "Localized COMPANY Products" means COMPANY Software after Locali-zation, together with the appropriate localized COMPANY Documentation and pre- approved collateral materials, contained in COMPANY-approved localized packaging for DISTRIBUTOR's Territory.

     (h) "End-User" means an individual or entity which purchases Localized COMPANY Products for its own use, and not for redistribution.

     (i) "Dealer" means an entity which, as authorized hereunder, purchases Localized COMPANY Products and resells them to End-Users.

     (j) "EULA" means COMPANY's standard form end-user license agreement, a copy of which is included in COMPANY Documentation for, and/or displayed on certain screens and as part of the installation of, all COMPANY Software, as the same may be modified or amended from time to time.

     (k) "Prohibited Country" means a country to which export or re-export of any Localized COMPANY Products is prohibited by United States law without first obtaining the permission of the United States Officer of Export Administration or its successor.

     (l) "OEM" means original-equipment manufacturer, which is any natural person or legal entity which obtains a license from COMPANY to use COMPANY Products or Localized COMPANY Products for the purpose of incorporating such COMPANY Products or Localized COMPANY Products, in whole or in part, either with or within computer hardware, software or other products for further distribution in conjunction with such products.

     (m) All references in this Agreement to the "sale" or "selling" of COMPANY Software shall mean the sale of a license to use such COMPANY
          Software. All references in this Agreement to the "purchase" of COMPANY Software shall mean the purchase of a license to use such COMPANY Software.

2.   APPOINTMENT  AS  AUTHORIZED  COMPANY  DISTRIBUTOR
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     (a)  Exclusive  Appointment.  Subject  to  the terms and conditions of this
          Agreement, COMPANY hereby appoints DISTRIBUTOR as an independent, exclusive distributor of Localized COMPANY Products solely in the Territory, and DISTRIBUTOR hereby accepts such appointment. All rights not expressly granted to DISTRIBUTOR hereunder are reserved by COMPANY.

     (b) Nature of Distribution. The appointment of DISTRIBUTOR only grants to DISTRIBUTOR a license to distribute Localized COMPANY Products to DISTRIBUTOR's customers in the Territory in accordance with this Agreement, and does not grant any right, title or interest in any COMPANY Product, in whole or in part, to DISTRIBUTOR.

     (c) Software License. With respect to the COMPANY Products, COMPANY grants to DISTRIBUTOR an exclusive, non-transferable license in the Territory to modify the COMPANY Software and the COMPANY Documentation, only as commercially necessary and as approved by COMPANY, and to manufacture or have manufactured, market, distribute and sell only in the Territory such modified versions of the COMPANY Software and COMPANY Documentation as Localized COMPANY Products.

     (d) On-line Sales. COMPANY hereby grants DISTRIBUTOR the right to market and sell the Localized COMPANY Products through on-line services and the Internet only within the Territory. DISTRIBUTOR is prohibited from distributing any COMPANY Products or Localized COMPANY Products via electronic means, including downloading. COMPANY reserves the right to review DISTRIBUTOR's on-line materials regarding the Localized COMPANY Products, and may at any time require DISTRIBUTOR to modify or remove such materials. DISTRIBUTOR agrees to immediately comply with such notice.

     (e) Sales Literature. COMPANY shall furnish DISTRIBUTOR with reasonable quantities (in COMPANY's sole judgment) of COMPANY's existing sales literature if desired by DISTRIBUTOR for the initial introduction of the Localized COMPANY Products within the Territory at no charge.
          COMPANY reserves the right to charge a reasonable fee for any additional materials provided by it to DISTRIBUTOR.

     (f)  COMPANY's  Reserved  Rights.

          (1) Changes in Products. In the event COMPANY believes that further distribution of any Localized COMPANY Products in the Territory will expose COMPANY to liability, COMPANY may, without liability to DISTRIBUTOR, delete such COMPANY Product from the list of COMPANY products contained in Exhibit A. DISTRIBUTOR agrees to promptly refrain from any further distribution of the applicable Localized COMPANY Products following receipt of such notice. Additionally, COMPANY reserves the right to modify COMPANY Products during the term hereof in its sole discretion.

          (2) COMPANY and Third-Party Distribution of COMPANY Products Within the Territory. DISTRIBUTOR acknowledges that COMPANY has granted and/or in the future may grant OEM rights to third parties relating to one or more of the COMPANY Products (other than Localized COMPANY Products) in the Territory. In addition, DISTRIBUTOR further acknowledges that COMPANY and/or third parties may from time to time distribute COMPANY Products directly to resellers and end-users in the Territory, but during the term of this Agreement COMPANY shall not knowingly distribute Localized COMPANY Products to resellers in the Territory.

          (3) COMPANY and Third-Party Distribution of Localized COMPANY Products Within the Territory. DISTRIBUTOR acknowledges that COMPANY may in the future grant licenses for distribution of the Localized COMPANY Products in conjunction with third-party products. In the event COMPANY enters into such licensing arrangement, COMPANY shall pay DISTRIBUTOR twenty percent (20%) of COMPANY's net proceeds resulting therefrom during the term.

3. CERTAIN OBLIGATIONS OF DISTRIBUTOR. DISTRIBUTOR warrants and represents that it has, and will maintain, the capacity, facilities and personnel necessary to carry out its obligations pursuant to this Agreement, and in particular that:

     (a) Promotion Efforts. DISTRIBUTOR shall use its best efforts to market, sell and distribute Localized COMPANY Products both vigorously and aggressively within the Territory in accordance with the terms of this Agreement. Notwithstanding the foregoing all promotional, advertising and/or other marketing items or the like which DISTRIBUTOR may desire to create must be pre-approved in writing by COMPANY in the form attached hereto as Exhibit C. As it pertains to Blizzard Entertainment products, all such advance written approvals must be obtained from Blizzard Entertainment's Vice President of Business Development or his/her designee.

     (b) Dealer Qualifications. DISTRIBUTOR shall authorize and maintain only Dealers that have the financial capacity, facilities, technical capacity and desire to market and sell Localized COMPANY Products competently.

     (c) DISTRIBUTOR-Dealer Agreement. It is a material obligation of DISTRIBUTOR, prior to engaging in any transaction with a Dealer involving Localized COMPANY Products, to enter into an agreement with such Dealer which authorize such Dealer to resell Localized COMPANY Products, and which provides, inter alia, that as a material condition of such agreement, such Dealer may resell the Localized COMPANY
          Products  only  within  the  Territory  granted  hereunder.

     (d) Minimum Commitments. DISTRIBUTOR agrees and guarantees to sell at least the minimum quantities of each of the Localized COMPANY Products set forth in Exhibit A (the "Guaranteed Unit Sales") in the time period set forth in Exhibit A (the "Guarantee Period"). In the event DISTRIBUTOR does not achieve the Guaranteed Unit Sales during the Guarantee Period, DISTRIBUTOR agrees to pay, at the expiration of the Guarantee Period, the difference between the royalties which would have been payable on the Guaranteed Unit Sales and the royalties paid or payable for quantities actually sold during the Guarantee Period. Notwithstanding the foregoing, COMPANY shall have the right but not the obligation to terminate this Agreement upon 30 days written notice to DISTRIBUTOR if:

          (1) DISTRIBUTOR has not achieved the Guaranteed Unit Sales within the Guarantee Period; or

          (2) DISTRIBUTOR has not achieved one-half (1/2) of the Guaranteed Unit Sales at the midpoint of the Guarantee Period. Within 30 days of COMPANY's written notice to DISTRIBUTOR of termination under this Paragraph 3(d)(2), DISTRIBUTOR shall apply the difference between one-half (1/2) the royalties which would have been payable on the Guaranteed Unit Sales and the royalties paid or payable for quantities actually sold up to the midpoint of the Guarantee Period.

     (e) Inventory. DISTRIBUTOR shall maintain an inventory of Localized COMPANY Products sufficient to serve adequately the needs of Dealers and End-Users within a commercially reasonable time frame. Not-withstanding the foregoing, DISTRIBUTOR shall make best efforts to ensure that its inventory of Localized COMPANY Products are never out-of-stock for any period that exceeds five (5) consecutive business days.

     (f) Dealer Support. DISTRIBUTOR shall provide Dealers with training, technical support and other assistance appropriate in promoting Localized COMPANY Products. DISTRIBUTOR shall transmit to Dealers all COMPANY literature and other information that COMPANY requests be transmitted to them.

     (g) DISTRIBURTOR Personnel. DISTRIBUTOR shall train and maintain a sufficient number of capable technical and sales personnel at its expense; (1) to serve the needs of its Dealers or End-Users for Localized COMPANY Products, service and support; and (2) otherwise to carry out the responsibilities of DISTRIBUTOR pursuant to this Agreement.

     (h) Technical Expertise. DISTRIBUTOR and its staff shall be conversant with the technical language conventional to COMPANY Products and similar computer products in general.

     (i) DISTRIBUTOR-Replicator/Duplicator Agreement. Prior to engaging a replicator/duplicator to replicate/duplicate Localized COMPANY Products as contemplated pursuant to Paragraph 3(s) below, DISTRIBUTOR and such replicator/duplicator shall execute an agreement authorizing that entity to duplicate Localized COMPANY Products. It is a material obligation of DISTRIBUTOR to contractually require the replicator/ duplicator to prepare and submit reports to COMPANY in accordance with Paragraph 4(d) below and to refrain from replication that results in the production of gold-colored CD-ROMs.

     (j)  DISTRIBUTOR  Covenants.  DISTRIBUTOR  covenants  and  agrees:

          (1) Efforts. To conduct business in a manner that reflects favorably on the goodwill and reputation of COMPANY;

          (2) Marketing Practices. To avoid deceptive, misleading or unethical trade practices, including but not limited to making repre-sentations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of Localized COMPANY Products that are inconsistent with the literature distributed by COMPANY, including all warranties and disclaimers contained in COMPANY literature;

          (3) Marketing Through Dealers. To refrain from selling Localized COMPANY Products to any Dealer that cannot agree to comply with obligations similar to those contained in this Paragraph 3, entitled "Obligations of DISTIRIBUTOR";

          (4) Object Code. To distribute COMPANY Software only in machine-readable object code format;

          (5) Copying. To refrain from permitting the copying COMPANY Software onto any other media for purposes of redistribution to others whether for profit, promotion or otherwise, and not to use, copy, print or display any COMPANY Software, in any manner except in connection with, and for the purpose of, marketing and selling copies of COMPANY Software to others in accordance with this Agreement;

          (6) Renting. To refrain from renting or lending any COMPANY Software or the use, copying, printing or display of any COMPANY Software, in any manner except in connection with, and for the purpose of, marketing and selling copies of COMPANY Software to others in accordance with this Agreement;

          (7) EULA. Not to add to, delete or otherwise vary any of the terms and conditions of the EULA;

          (8) Trademarks and Trade Names. Not to distribute any Localized COMPANY Products under any trade names or trademarks other than those employed by COMPANY with respect thereto without the prior written approval of COMPANY; and

          (9) Withholding Tax. That any withholding tax imposed upon payments made to COMPANY by DISTRIBUTOR pursuant to this Agreement may be used as a foreign tax credit in the same fiscal year by COMPANY against its obligations under applicable United States tax laws. DISTRIBUTOR understands and agrees that should such tax credits be disallowed or unusable, the royalty rates set forth in EXHIBIT A may be unilaterally raised by COMPANY to offset the effect of the withholding tax.

     (k) Warranty Service and Support. DISTRIBUTOR shall comply with COMPANY programs for in-warranty replacement and post-warranty support for Localized COMPANY Products. DISTRIBUTOR shall provide a level of technical support for all Localized COMPANY Products equivalent in all material respects to that which COMPANY provides its end users.

     (l) Compliance with Law. DISTRIBUTOR shall comply with applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its business with Dealers and with respect to Localized COMPANY Products.

     (m) Compliance with U.S. Export Laws. DISTRIBUTOR acknowledges that COMPANY's export of the COMPANY Products may be subject to compliance with the Export Administration Act Regulations of the Department of Commerce of the United States, as amended, and other export controls of the United States ("export Laws"), which restrict the export and re-export of software media, technical data and direct products of technical data. ("Direct Product" as used hereafter means the immediate product, including processes and services, derived from the use of COMPANY Products.) DISTRIBUTOR agrees, and shall cause each of its Dealers, employees, agents and representatives to agree, not to export or re-export any Localized COMPANY Products or Direct Products of COMPANY Products to any Prohibited Country. DISTRIBUTOR agrees to indemnify COMPANY against any claim, demand, action, proceeding, investigation, loss, liability, cost or expense, including, without limitation attorney's fees, suffered or incurred by COMPANY and arising out of or related to any breach (whether intentional or unintentional) by DISTRIBUTOR, its employees, agent, representatives or Dealers, of any of the warranties or covenants of this Paragraph 3(m).

     (n) Governmental Approval. If any approval with respect to this Agreement, or the registration thereof, shall be required at any time during the term of this Agreement, with respect to giving legal effect to this Agreement in Territory, or with respect to compliance with exchange regulations or other requirements so as to assure the right of remittance abroad of U.S. dollars pursuant to Paragraph 6 hereof, DISTRIBUTOR shall immediately take whatever steps may be necessary in this respect, and any changes incurred in connection therewith shall be paid by DISTRIBUTOR. DISTRIBUTOR shall keep COMPANY currently informed of its efforts in this connection. COMPANY shall be under no obligation to ship COMPANY Products to DISTRIBUTOR hereunder until DISTRIBUTOR has provided COMPANY with satisfactory evidence that such approval or registration is not required or that it has been obtained.

     (o) Market Conditions. DISTRIBUTOR shall advise COMPANY promptly con-cerning any market information that comes to DISTRIBUTOR's attention regarding Localized COMPANY Products, COMPANY's market position or the continued competitiveness of Localized COMPANY Products in the marketplace.

     (p) Dealing with End-Users. Prior to accepting any fee or other charge from any End-User interested in acquiring a copy or copies of COMPANY Software from DISTRIBUTOR, DISTRIBUTOR shall inform the End-User that acquisition of such copy is subject to the terms and conditions of the EULA. A sample copy of the EULA shall be available from the DISTRIBUTOR for review by all prospective End-Users dealing with DISTRIBUTOR. Should any End-User return to DISTRIBUTOR any unopened COMPANY Software in the original sealed package in which it was distributed by DISTRIBUTOR, DISTRIBUTOR shall provide such End-User with a full refund of all sums paid by the End-User therefore. In no event shall COMPANY provide any such refund to any End-User who has obtained the copy or copies in question from or through DISTRIBUTOR.

     (q) Adaptation for Local Market. COMPANY and DISTRIBUTOR shall consult in good faith with respect to the localization of the COMPANY Software and DISTRIBUTOR shall make such changes to COMPANY Software and COMPANY Documentation, packaging and related marketing materials as DISTRIBUTOR and COMPANY agree would be appropriate to adapt COMPANY Products for use in the Territory. COMPANY shall submit to DISTRIBUTOR all materials necessary to DISTRIBUTOR's Localization effort ("Localization Kit"). This might include, but is not limited to, scripts for speech files, and removable data storage media containing artwork. COMPANY assures DISTRIBUTOR that it will cooperate in DISTRIBUTOR's development of the Localized COMPANY Products. DISTRIBUTOR shall be responsible for translating and manufacturing or having manufactured COMPANY manuals, advertising and promotional materials into the language of the Territory if so requested by COMPANY. Upon receipt of the Localization Kit, DISTRIBUTOR shall submit, within two (2) weeks, an estimated publishing date for the localized version of the COMPANY Product, which shall be no later than four (4) calendar months following receipt of the Localization Kit. DISTRIBUTOR agrees to use professional actors, which must be pre-approved in writing by COMPANY, for the voice-overs and agrees to have each actor contributing content or efforts toward the Localizations execute the COMPANY Professional Services Agreement attached in incorporated hereto as Exhibit B. Failure to meet the publishing date deadline shall be considered a material breach and shall allow COMPANY to terminate the Agreement upon thirty (30) days prior written notice. During the completion of the Localization process, DISTRIBUTOR shall submit all localized materials to COMPANY for approval. DISTRIBUTOR must receive written approval from COMPANY prior to any sale or demonstration of Localized COMPANY Products. If DISTRIBUTOR cannot achieve the quality or technical standards equivalent to those of the English version of the COMPANY Product within forth-five (45) calendar days after DISTRIBUTOR's initial submission of the Localized COMPANY Products to COMPANY for approval, COMPANY may terminate this Agreement upon seven (7) days prior notice. COMPANY has the exclusive right to see Localized COMPANY Products outside the Territory.

     (r) Packaging. Except as provided in Paragraphs 3(p) or 3(q), DISTRIBUTOR shall distribute Localized COMPANY Products with all packaging, warranties, disclaimers and EULA intact as on COMPANY Products prior to Localization, and shall instruct each of its Dealers as to the nature and terms of the EULA applicable to the COMPANY Software. Anything to the contrary notwithstanding, DISTRIBUTOR may not include any materials in or on the Localized COMPANY Product packaging which is not either (i) included in the U.S. version of the COMPANY Product or (ii) pre-approved in writing by COMPANY. For the purpose of Localization, DISTRIBUTOR agrees to produce packaging and advertising or sales support material at the same high quality levels used by COMPANY in the English version of the COMPANY Products. DISTRIBUTOR must receive written pre-approval from COMPANY on all DISTRIBUTOR-produced marketing and sales materials, including, but not limited to, packaging and collateral material that reference COMPANY Software or Localized COMPNAY Products, prior to release of the materials. DISTRIBUTOR shall pay for shipping and production of the art media for the packaging, brochures or other collateral materials used to promote the Localized COMPANY Products within the Territory.

     (s) Media Replication. DISTRIBUTOR shall obtain COMPANY's prior written approval before replicating any media used in the Localized COMPANY Products, and COMPANY may withhold such consent in its sole dis-cretion. Further, DISTRIBUTOR shall submit the name or names of the particular duplicator/replicator that DISTRIBUTOR intends to use for such purposes to COMPANY for its prior written approval before entering into any agreement with said duplicator/replicator.

     (t)  Quality; Samples.

          (1) DISTRIBUTOR acknowledges that if the Localized COMPANY Products manufactured and sold by it hereunder were of inferior quality in design, material or workmanship, the substantial goodwill which COMPANY has established and now possesses in the COMPANY Software would be impaired. Accordingly, DISTRIBUTOR agrees that the Localized COMPANY Products shall be of the highest standards and of such style, appearance and quality as shall be reasonably adequate and suited to their promotion, distribution, sale and exploitation to enhance the Localized COMPANY Products and the goodwill in the COMPANY Software.

          (2) COMPANY shall approve each stage of development of the Localized COMPANY Products from the conception to the production thereof. DISTRIBUTOR shall at each stage of development of the Localized COMPANY Products, before it manufactures, distributes, ships or sells any particular Localized COMPANY Products, furnish COMPANY, free of cost, for its written approval, the Approval Request form attached hereto as Exhibit C with each of the following:

                 i) four  (4)  samples  of  preliminary  art  concept;

                ii) four  (4)  samples  of  color  composite and/or one (1) hand sample;

               iii) four  (4)  samples  of  fine  art;

                iv) one  (1)  pre-production  sample;  and

                 v) one  (1)  final  sample/prototype  for the Localized COMPANY
                    Software together with its cartons and containers, tags, labels, wrapping material, advertising and promotional material for use in any media in connection with the Localized COMPANY Software ("Packaging").

          (3) DISTRIBUTOR shall provide COMPANY with six (6) production samples of the Localized COMPANY Products and all sales, marketing and advertising materials prepared by DISTRIBUTOR in connection with its distribution of the Localized COMPANY Products, free of cost, for COMPANY's written approval prior to distribution of the Localized COMPANY Software. If COMPANY does not indicate its approval or disapproval of such submissions within seven (7) business days from the date of actual receipt of the submission, COMPANY shall be deemed to have disapproved the Localized COMPANY Software. If so disapproved, and without limiting COMPANY's approval rights, upon receipt of a written request from DISTRIBUTOR, COMPANY shall provide DISTRIBUTOR within five (5) business days of the proposed modifications that would render such sample approved. Once Localized COMPANY Software and collateral materials have been expressly approved, DISTRIBUTOR shall not depart therefrom in any material respect without first obtaining COMPANY's written consent in accordance herewith or add any additional element(s) as in-packed flyers, business reply cards and so on without COMPANY's approval in each case. DISTRIBUTOR agrees to periodically furnish COMPANY, at no charge, with additional samples of each Localized COMPOANY Software and all sales, marketing and advertising materials which COMPANY may deem reasonably necessary in order to permit COMPANY to ensure that the quality of the COMPANY Software has been maintained and that no deviation and/or modification of COMPANY approved Localized COMPANY Software has occurred. COMPANY shall have the right to withdraw its approval of samples if the quality of any Localized COMPANY Software ceases to be acceptable.

          (4) Duly authorized representatives of COMPANY shall have the right, at any and all reasonable times, to inspect all facilities or premises maintained by DISTRIBUTOR including, without limitation, the plants, factories, or other manufacturing or producing facilities of DISTRIBUTOR or third parties at which the Localized COMPANY Products and/or all components thereof and to take any other action which in the opinion of COMPANY is necessary or proper to assure COMPANY that the nature and quality of the Localized COMPANY Products and/or all components thereof are in accordance with the requirements of this Agreement.

          (5) Complaints: DISTRIBUTOR will diligently address all legitimate complaints brought to its attention regarding the Localized COMPANY Products. DISTRIBUTOR will advise COMPANY promptly of any category of recurring complaint and of any complaint which DISTRIBUTOR reasonably believes might result in legal or administrative action against DISTRIBUTOR or COMPANY.

          (6) Cooperation: In an effort to ensure that the Localized COMPANY Products accurately depict the quality and value of the COMPANY Software, the parties agree to consult together on the design and creation of the Localized COMPANY Products.

     (u)  Good  Will  and  Protection:  DISTRIBUTOR  acknowledges  that:

          (1) The COMPANY Software, including without limitation, the charac-ters, character names, trademarks, service marks, logos and images associated with the said COMPANY Software, are unique and original and COMPANY is the owner thereof;

          (2) As the result of the exhibition and exploitation of the COMPANY Software, COMPANY has acquired a substantial and valuable good will therein;

          (3) The names of the characters and their likenesses, as applicable, and the title of the COMPANY Software have acquired a secondary meaning as trademarks uniquely associated with merchandise authorized by COMPANY.

          (4) All rights in any additional material, new versions, trans-lations, rearrangements or other changes in the Localized COMPANY Products which maybe created by or for DISTRIBUTOR shall be and will remain the exclusive COMPANY Software of COMPANY from creation, and;

          (5) Any copyrights, trademarks and design patents heretofore obtained by COMPANY or in connection with the characters and title of the COMPANY Software are good and valid.

4.   INSPECTIONS:  RECORDS  AND  REPORTING.
     --------------------------------------

     (a) Reports. DISTRIBUTOR shall provide to COMPANY written reports for every one-month period, or when requested by COMPANY, showing DISTRIBUTOR's shipments of Localized COMPANY Products by units and local currency volume, and any other information COMPANY reasonably requests.

     (b) Notification. DISTRIBUTOR shall notify COMPANY in writing of any claim or proceeding involving Localized COMPANY Products within seven (7) days after DISTRIBUTOR learns of such claim or proceeding. DISTRIBUTOR shall also immediately report to COMPANY all claimed or suspected product defects. DISTRIBUTOR shall also notify COMPANY in writing not more than seven (7) days after any change in the management or control of DISTRIBUTOR or any transfer of a majority share of DISTRIBUTOR's voting control or a transfer of substantially all its assets.

     (c) Records. DISTRIBUTOR shall maintain, for at least two (2) years after termination of this Agreement, its records, contracts and accounts relating to the reproduction and distribution of Localized COMPANY Products. For the purpose of verifying compliance by the DISTRIBUTOR with the provisions of this Agreement, DISTRIBUTOR agrees that COMPANY and its representatives shall be permitted full access to, and shall be permitted to make copies of or abstracts from, the books and records of DISTRIBUTOR relating to inventory levels, manufacturing, sales and distribution. COMPANY shall be permitted to audit such books and records at reasonable intervals.

     (d) Reports from Replicator/Duplicator. DISTRIBUTOR shall contractually obligate any duplicator/replicator with which it contracts pursuant to
          Article 3(s) above to send detailed and accurate reports to COMPANY stating the following: number of units of Localized COMPANY Products duplicated and the titles of such Localized COMPANY Products. The reports shall be submitted to COMPANY no later than the thirtieth of each and every month that any such duplication/replication takes place. The reports shall be submitted to: Vivendi Universal Games, 6080 Center Drive, 10th Floor, Los Angeles, CA 90045, Attn:
          International  Sales  Auditing.

5.   OWNERSHIP  AND  PROPERTY  RIGHTS.  DISTRIBUTOR agrees that COMPANY owns all
     --------------------------------
     right, title and interest in the COMPANY Products and the Localized COMPANY Products now or hereafter subject to this Agreement, and in all of COMPANY's patents, trademarks, trade names, character names and likenesses, inventions, copyrights, know-how, and trade secrets relating to the design, operation or maintenance of the COMPANY Software. The use by DISTRIBUTOR of any of these property rights is authorized only of the purposes and under the terms herein set forth, and upon termination of this Agreement for any reason, such authorization shall cease. As part of this Agreement, and without additional compensation, DISTRIBUTOR acknowledges and agrees that any and all tangible and intangible property and work products, ideas, inventions, discoveries and improvements, whether or not patentable, which are conceived/developed/created/obtained or first reduced to practice by DISTRIBUTOR for COMPANY in connection with the Localization of COMPANY Products (collectively referred to as the "Work Product"), including, without limitation, all technical notes, schematics, software source and object code, prototypes, breadboards, computer models, artwork, sketches, designs, drawings, paintings, illustrations, computer-generated artwork, animations, video, film, artistic materials, photographs, literature, methods, processes, voice recordings, vocal performances, narrations, spoken word recordings and unique character voices, shall be considered
     "works made for hire" and therefore all right, title and interest there-in (including, without limitation, patents and copyrights) shall vest exclusively in COMPANY. To the extent that all or any part of such Work Product does not qualify as a "work made for hire" under applicable law, DISTRIBUTOR without further compensation therefore does hereby irrevocably assign, transfer and convey in perpetuity to COMPANY and its successors and assigns the entire worldwide right, title, and interest in and to the Work Product including, without limitation, all patent rights, copyrights, mask work rights, trade secret rights and other proprietary rights therein. Such assignment includes the transfer and assignment to COMPANY and its successors and assigns of any and all moral rights which DISTRIBUTOR may have in the Work Product. DISTRIBUTOR acknowledges and understands that moral rights include the right of an author: to be know as the author of a work; to prevent others from being names as the author of the works; to prevent others from falsely attributing to an author the authorship of a work which he/she has not in fact created; to prevent others from making deforming changes in an author's work; to withdraw a published work from distribution if t no longer represents the views of the author; and to prevent others from using the work or the author's name in such a way as to reflect on her/her professional standing.

6.   ADVANCES,  ROYALITES  AND  PAYMENT.
     ----------------------------------

     (a) Advances and Royalty Amounts. DISTRIBUTOR agrees to pay to COMPANY the non-refundable, but recoupable advances and royalty payments set forth in Exhibit A. Royalties payable to COMPANY pursuant to this Agreement shall be based on the number of units of the Localized COMPANY
          Products distributed by DISTRIBUTOR and shall only be subject to a deduction for Localized COMPANY Products previously sold by DISTRIBUTOR which are returned to DISTRIBUTOR by its customers. The royalty rate for new software developed by COMPANY and added to this Agreement shall be determined by COMPANY as COMPANY makes such new software available to DISTRIBUTOR.

     (b)  Royalty  Payments.

          (1)  Payments  by  check  shall  be  sent  to  the  following address:

               Vivendi Universal Games, Inc.
               P.O. Box 846328
               Dallas, TX  75284-6328

               Payments by wire transfer shall be made to the following account:

               Bank of America
               1850 Gateway Blvd.
               Concord, CA  94520
               ABA No. 121-000-358
               Account No. 12333-32277
               SWIFT No. BOFA-US 6S
               Beneficiary:  Vivendi Universal Games, Inc.

          (2) DISTRIBUTOR shall arrange payment of all royalties so as to make the funds available for use by COMPANY in the United States not later than the payment date specified above.

          (3) Payment of all royalties and of any other payments required to be made to COMPANY pursuant to this Agreement shall be made to COMPANY at its offices in California, U.S.A., or at such banking institution as COMPANY may direct from time to time, in legal tender of the Unites States of America.

          (4) All advances, royalties or other payments made to COMPANY hereunder shall be made without deduction from any local, state, federal or foreign taxes or duties. DISTRIBUTOR shall be responsible for the payment of any and all taxes, licenses, duties and fees of DISTRIBUTOR or COMPANY in connection with the marketing, distribution, sale, possession, use or sublicensing of the Localized COMPANY Products (inclusive of value added taxes, but exclusive of taxes based on COMPANY's net income). DISTRIBUTOR hereby agrees to pay and to indemnify COMPANY from all such duties, taxes and fees as may be imposed upon COMPANY with respect to the marketing, distribution, sale, possession, use or sublicensing of the Localized COMPANY Products pursuant to this Agreement. In the event DISTRIBUTOR is precluded by applicable law from making payments free of deductions, then DISTRIBUTOR shall pay to COMPANY such additional amounts as necessary so that the actual amount received by COMPANY shall be the same as though no such deduction had been made.

     (c) Audit Rights. DISTRIBUTOR shall maintain accurate books and records pertaining to the reproduction and distribution of Localized COMPANY Products. COMPANY's designated auditors shall have the right twice a year during ordinary business hours and upon reasonable notice, to gain access to DISTRIBUTOR's accounts and records. This examination shall be at COMPANY's expense, unless the examination reflects an underpayment of five percent (5%) or more of the amount that should have been paid for the period(s) audited, in which case DISTRIBUTOR shall bear the expense thereof.

7.   DISTRIBUTOR  DETERMINES  ITS  OWN  PER  COPY PRICES. DISTRIBUTOR is free to
     ---------------------------------------------------
     determine unilaterally its own pricing of the COMPANY Software to its Dealers. Although COMPANY may publish suggested wholesale, retail or Dealer prices, these are suggestions only and DISTRIBUTOR shall be entirely free to determine the actual prices at which Localized COMPAHY Products are sold to its Dealers.

8.   DISTRIBUTOR'S  WARRANTIES  AND  REPRESENTATIONS  REGARDING  TREATMENT  OF
     -------------------------------------------------------------------------
     DEALERS.  DISTRIBUTOR hereby warrants and represents to COMPANY as follows:
     -------

     (a) Dealer Pricing. DISTRIBUTOR shall inform each Dealer that it is free to determine unilaterally its own prices and that, although COMPANY may publish lists showing suggested retail prices for Localized COMPANY Products, those are suggestions only.

     (b) Non-Discrimination Among Dealers. In working with its Dealers, DISTRIBUTOR shall in all respects comply with all laws, regulations or statutes which regulate the resale of products to Dealers, including but not limited to those which govern discriminatory pricing.

9.   TRADEMARKS,  TRADE  NAMES  AND  COPYRIGHTS.
     ------------------------------------------

     (a) Trademark Use During Agreement. During the term of this Agreement, DISTRIBUTOR is authorized by COMPANY to use the trademarks COMPANY uses for COMPANY Products solely in connection with DISTRIBUTOR's advertisement, promotion and distribution of Localized COMPANY Products. DISTRIBUTOR agrees that it shall cause to be affixed, conspicuously and legibly on the Localized COMPANY Products sold by it pursuant to this Agreement and on all advertising incorporating any part of the COMPANY Software, appropriate copyright and trademark notices in the name of the COMPANY. DISTRIBUTOR further agrees to prominently feature the logo of COMPANY on packaging and advertising of Localized COMPANY Products. DISTRIBUTOR agrees not to alter, erase, deface, or overprint any such mark on anything provided by COMPANY.

     (b) No DISTRIBUTOR Rights in Trademarks or Copyrights. DISTRIBUTOR has paid no consideration for the use of COMPANY's trademarks, logos, character names and likenesses, copyrights, trade secrets, trade names or designations, and nothing contained in this Agreement shall give DISTRIBUTOR any interest in any of them. DISTRIBUTOR acknowledges that COMPANY owns and retains all proprietary rights in all Localized
          COMPANY Products, and agrees that it shall not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any trademark, trade name, trade secret, copyright or logo belonging to or licensed to COMPANY (including, without limitation, any act, or assistance to any act, which may infringe or lead to the infringement of any copyrights in the Localized COMPANY Products).

     (c) No Continuing Right. Upon expiration or termination of this Agreement, DISTRIBUTOR shall cease advertising and use of all COMPANY names, marks, logos and designations.

     (d) Obligation to Protect. DISTRIBUTOR agrees to use reasonable efforts to protect COMPANY's proprietary rights and to cooperate with COMPANY's efforts to protect its proprietary rights.

     (e) Security. In the case where COMPANY provides DISTRIBUTOR with source code, DISTRIBUTOR covenants and agrees as follows:

          (1) DISTRIBUTOR shall use the source code only for necessary Localization purposes.

          (2) DISTRIBUTOR shall restrict access to the source code to indi-viduals with a need to know and who are directly engaged in Localization of the COMPANY Software.

          (3) DISTRIBUTOR shall store and modify the source code on only a single workstation.

          (4)  DISTRIBUTOR  shall  maintain  a  source-code  activity  log.

          (5) DISTRIBUTOR shall provide reasonable safeguards for the pro-tection of the source code from unauthorized access and damage.

          (6) WITHIN SIXTY (60) DAYS AFTER COMPLETION OF LOCALIZATION, DISTRIBUTOR SHALL RETURN ALL SOURCE CODE TO COMPANY AND SUBMIT TO COMPANY, FOR COMPANY'S ARCHIVES, A FULL COPY OF THE LOCALIZED COMPANY PRODUCTS, INCLUDING ANY LOCALIZED SOURCE CODE.

          (7) DISTRIBUTOR shall not alter or modify any COMPANY Software, packaging or marketing materials or any portion or aspect thereof, or use or refer to any COMPANY Software in the creation of any derivative work, without COMPANY's prior written consent.

          (8) DISTRIBUTOR shall preclude its agents, employees, and contractors from engaging in any conduct inconsistent with the terms of this Paragraph 9(e) by means of appropriate agreements and/or such other security measures as may be necessary in order to preclude such conduct. COMPANY reserves the right to review DISTRIBUTOR's agreement and security measures and to require DISTRIBUTOR to amend agreements and take steps to bolster the security measures that are necessary in COMPANY's sole judgment.

          (9) DISTRIBUTOR shall not at any time market any copy of COMPANY Product which has not been pre-approved by COMPANY.

     (f) Breach. DISTRIBUTOR understands and agrees that COMPANY will suffer irreparable harm in the event that DISTRIBUTOR fails to comply with any of its obligations pursuant to this Paragraph 9 and Paragraph 3, and that monetary damages in such event would be substantial and inadequate to compensate COMPANY. Consequently, in such event COMPANY shall be entitled, in addition to such monetary relief as may be recoverable by law, to such temporary, preliminary and/or permanent injunctive relief as may be necessary to restrain any continuing or further breach by DISTRIBUTOR, without showing or proving any actual damages sustained by COMPANY.

     (g) Dealer of End-User Breaches. DISTRIBUTOR shall promptly report to COMPANY any breach of the EULA of which DISTRIBUTOR becomes aware.
          COMPANY shall have the right, but not the obligation, to pursue any and all such infringements.

     (h)  Filing  and  Recording.  Upon  request,  DISTRIBUTOR  agrees to assist
          COMPANY in the filing and recording of COMPANY's trade names, copyrights, patents and trademarks in the Territory, all costs to be paid by COMPANY.

10.  ASSIGNMENT.  The  rights  granted  to DISTRIBUTOR hereunder are personal in
     ----------
     nature and DISTRIBUTOR agrees that this Agreement shall not be assignable, nor may DISTRIBUTOR delegate its duties hereunder without the prior written consent of COMPANY. Any attempted delegation or assignment without the required consent shall be void and of no effect.

11.  DURATION  AND  TERMINATION  OF  AGREEMENT.
     -----------------------------------------

     (a) Term. Subject to prior termination in accordance with the provisions contained herein, the term of this Agreement shall commence as of the Effective Date and expire upon the expiration of all Distribution Terms for Localized Product distributed pursuant to this Agreement.

     (b) Termination for Cause. This Agreement may be terminated forthwith as set forth below, by one party giving written notice thereof to the other party, in accordance with Paragraph 16(b) below, stating the effective date of termination.

          (1) By COMPANY if any proceeding in bankruptcy or in reorganization or for the appointment of a receiver or trustee or any other proceeding under any law for the relief of debtors shall be instituted by or against DISTRIBUTOR, or if DISTRIBUTOR shall make an assignment for the benefit of creditors; or

          (2) Subject to Paragraph 3(q) and 13(a) herein, by either party upon a material breach by the other party of any of the terms of this Agreement, or any other agreement in force between the parties hereto, which breach is not remedied by the breaching party to the non-breaching party's responsible satisfaction within thirty
               (30) days of the breaching party's receipt of notice of such breach from the non-breaching party, in the event of a breach of Paragraph 6 hereunder, and within forty-five (45) days for all other breaches;

          (3) By COMPANY, if DISTRIBUTOR is merged, consolidated, sells all or substantially all of its assets or implements or experiences any substantial change in management or control (the transfer of twenty-five percent (25%) or more of a DISTRIBUTOR's common stock or the equivalent, shall be considered a substantial change in control hereunder);

          (4)  By  COMPANY,  if  DISTRIBUTOR  sells:

               i)   any  copies  of  the  COMPANY  Product;

               ii) any copies of the Localized COMPANY Products outside the Territory; or

               iii) any  copies  of the Localized COMPANY Products to any person or entity which DISTRIBUTOR has reason to believe may sell the Localized COMPANY Products outside the Territory;

          (5) By COMPANY, if DISTRIBUTOR has not achieved one-half (1/2) of the Guaranteed Unit Sales at the midpoint of the Guarantee Period;

          (6) By COMPANY, if DISTRIBUTOR distributes any Localized COMPANY Products or associated marketing material without first obtaining the approval(s) of COMPANY required hereunder; or

          (7) By COMPANY, the Distribution Term may be terminated as to any COMPANY Products for which DISTRIBUTOR has failed to produce a Localized COMPANY Product acceptable to COMPANY within three (3) months of DISTRIBUTOR's receipt of the Localization Kit for such COMPANY Product; in the case of such termination, COMPANY shall retain any advances paid in respect of such COMPANY Product.

     (c) Termination at Will. COMPANY shall have the right to terminate this Agreement for no cause, at will, upon ninety (90) days prior written notice.

     (d)  Effect  of  Termination.  Upon  termination  of  this  Agreement:

          (1) DISTRIBUTOR shall cease using any COMPANY trademark, logo or trade name.

          (2) All COMPANY Software masters, Localization materials, source code, trademarks, trade names, patents, samples, literature and sales aids of every kind shall remain the property of COMPANY. Within thirty (30) days after the termination of this Agreement, DISTRIBUTOR shall prepare all such items in its possession for shipment, as COMPANY may direct, at COMPANY's expense. DISTRIBUTOR shall not make or retain any copies of any confi-dential or proprietary items or information which may have been entrusted to it. Effective upon the termination of this Agreement, DISTRIBUTOR shall cease to use all trademarks, logos, marks, and trade names of COMPANY.

          (3) DISTRIBUTOR shall provide COMPANY with a written report detailing all inventory of the Localized COMPANY Products in its possession at the effective date of termination within ten (10) business days. COMPANY shall then have a period of ten (10) business days to elect to purchase any portion of said inventory at DISTRIBUTOR's actual cost of such goods Subject to COMPANY's option to purchase DISTRIBUTOR's inventory, and unless this Agreement has been terminated for breach on the part of DIS-TRIBUTOR, DISTRIBUTOR shall retain the right to sell off its remaining inventory of Localized COMPANY Products for a period of three (3) months following the expiration or termination of this Agreement, subject to DISTRIBUTOR's payment of royalties for such sales. However, if this Agreement has been terminated for breach on the part of DISTRIBUTOR, DISTRIBUTOR shall have no sell-off rights whatsoever and any remaining inventory of Localized COMPANY Products shall become the property of COMPANY without any payment by COMPANY to DISTRIBUTOR and shall be promptly delivered to COMPANY at a destination designated by COMPANY at DISTRIBUTOR's expense.

          (4) If the Agreement was terminated pursuant to Paragraph 11(b)(5) hereinabove, in addition to any other royalties due, DISTRIBUTOR shall pay COMPANY the difference between one-half (1/2) of the royalties which would have been payable on the Guaranteed Unit Sales and the amount of royalties DISTRIBUTOR had paid COMPANY for sales up to the midpoint of the Guarantee Period.

     (e) Survival. COMPANY's rights and DISTRIBUTOR's obligations to pay COMPANY all amounts due hereunder, as well as DISTRIBUTOR's obli-gations pursuant to Paragraph 3(c), 3(d), 3(j)(4) through 3(j)(8), 4(c), 5, 6, 9, 11(d), 11(e) and 12 through 16 shall survive termination or expiration of this Agreement or any determination that this Agreement or any portion hereof or exhibit hereto is void or voidable.

12.  RELATIONSHIP OF THE PARTIES. DISTRIBUTOR's relationship with COMPANY during
     ---------------------------
     the term of this Agreement will be that of an independent contractor. DISTRIBUTOR will not have, and shall not represent that it has, any power, right or authority to bind COMPANY, or to assume or create any obligation or responsibility express or implied, on behalf of COMPANY or in COMPANY's name, except as herein expressly provided. Nothing stated in this Agreement shall be construed as making partners of DISTRIBUTOR and COMPANY, nor as creating the relationships of employer/employee, franchisor/franchisee, or principal/agent between the parties. In all matters relating to this Agreement, neither DISTRIBUTOR nor its employees or agents are, or shall act as, employees of COMPANY within the meaning or application of any obligations or liabilities to COMPANY by reason of an employment relationship. DISTRIBUTOR shall reimburse COMPANY for and hold it harmless from any liabilities or obligations imposed or attempted to be imposed upon COMPANY by virtue of any such law with respect to employees of DISTRIBUTOR in performance of this Agreement.

13.  INDEMNIFICATION.
     ---------------

     (a) DISTRIBUTOR shall defend, indemnify and hold harmless COMPANY, its parent, subsidiaries, affiliated companies and partners and their respective officers, directors, employees and agents from and against any and all liabilities, damages, costs and fees (including reasonable attorney's fees) resulting from any claims or actions arising out of or relating to actual or alleged: (i) distribution by DISTRIBUTOR or its Dealers of COMPANY Products or Documentation or Localized COMPANY Products outside the Territory; or (ii) breach of any and all obligations DISTRIBUTOR has undertaken to perform hereunder; or (iii) breach of any representations and warranties or covenants DISTRIBUTOR has made hereunder; or (iv) infringement caused by any modification to the COMPANY Products or Documentation not authorized by COMPANY; or
          (v) any third-party claim arising from DISTRIBUTOR's use of any trademarks or copyrighted material added to the COMPANY Products by DISTRIBUTOR. Such indemnification obligation of DISTRIBUTOR shall be conditioned upon COMPANY promptly notifying DISTRIBUTOR in a writing that sets forth with specificity the claim or action to which such indemnification obligation applies. DISTRIBUTOR shall have the right to control the defense of each such claim and any lawsuit or proceeding arising therefrom. In the event DISTRIBUTOR does not timely undertake to defend COMPANY from a claim or suit described above, COMPANY shall have the right to undertake the defense itself and DISTRIBUTOR promises to repay all liabilities, damages, costs and fees (including reasonable attorney's fees) resulting from such defense regardless of the outcome. Except in the event that DISTRIBUTOR does not undertake the defense of COMPANY as required hereunder, COMPANY shall not settle any such claim or lawsuit or proceeding arising therefrom without the prior written approval of DISTRIBUTOR. In defending against such claim or action, DISTRIBUTOR may (i) contest;
          (ii) settle; (iii) procure for COMPANY and its customers the right to continue using the Localized COMPANY Products, as applicable; or (iv) modify or replace the Localized COMPANY Products, as applicable, so that they no longer infringe. DISTRIBUTOR acknowledges that the warranties and representations herein shall survive the termination of this Agreement.

     (b) No Combination Claims. Notwithstanding Paragraph 14(a), COMPANY shall not be liable to DISTRIBUTOR for any claim arising from or based upon the combination, operation or use of any COMPANY Product with equipment, data or programming not supplied by COMPANY, or arising from any alteration or modification of COMPANY Products.

14.  DISCLAIMER OF WARRANTIES:  LIMITED LIABILITY.
     --------------------------------------------

     (a) Disclaimer of Warranties. DISTRIBUTOR ACKNOLWEDGES THAT NO WARRANTIES WITH REGARD TO THE COMPANY SOFTWARE, WHETHER OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, ARE CREATED BY THIS AGREEMENT AND COMPANY HEREBY DISCLAIMS AND EXCLUDES ALL IMPLIED
          WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. COMPANY FURTHER DISCLAIMS ALL WARRANTIES WITH REGARD TO YEAR 2000 COMPLIANCE OF THE COMPANY SOFTWARE. SPECIFICALLY, COMPANY MAKES NO WARRANTIES THAT THE PERFORMANCE OR FUNCTIONALITY OF THE COMPANY SOFTWARE WILL NOT BE AFFECTED BY DATES PRIOR TO, DURING OR AFTER THE YEAR 2000, OR THAT THE COMPANY SOFTWARE WILL BE CAPABLE OF CORRECTLY PROCESSING, PROVIDING, AND/OR RECEIVING DATE INFORMATION WITHIN AND BETWEEN CENTURIES, INCLUDING THE PROPER EXCHANGE OF DATE INFORMATION BETWEEN PRODUCTS OR APPLICATIONS.

     (b) Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL COMPANY BE LIABLE TO DISTRIBUTOR ON ACCOUNT OF ANY CLAIM (WHETHER BASED UPON PRINCIPLES OF CONTRACT, WARRANTY, NEGLIGENCE OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF INDEMNITY, THE FAILURE OF ANY LIMITED REMEDY TO ACHIEVE ITS ESSENTIAL PURPOSE, OR OTHERWISE) FOR ANY SPECIAL, CONSEQUENTIAL INCIDENTAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, OR FOR ANY DAMAGES OR SUMS PAID BY DISTRIBUTOR TO THIRD PARTIES, EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. DISTRIBUTOR acknowledges and agrees that
          (1) DISTRIBUTOR has no expectation and has received no assurances that its business relationship with COMPANY will continue beyond the stated term of this Agreement or its earlier termination, and that COMPANY has not made any promises with respect to DISTRIBUTOR's ability to recoup any investment by DISTRIBUTOR in the promotion of Localized COMPANY Products by virtue of this Agreement; and (2) DISTRIBUTOR shall not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of Localized COMPANY Products or in any goodwill created by its efforts hereunder.

15.  CONFIDENTIALITY.  In  the  course of this Agreement, it is anticipated that
     ---------------
     DISTRIBUTOR will learn confidential or proprietary information about COMPANY. DISTRIBUTOR shall keep confidential this information and any other information which DISTRIBUTOR may acquire with respect to COMPANY's business, including, but not limited to, information developed and relating to new products, customers, pricing, know-how, processes, and practices, unless and until COMPANY consents to disclosure, or unless such knowledge and information otherwise becomes generally available to the public through no fault of DISTRIBUTOR. DISTRIBUTOR shall not disclose to others, without COMPANY's consent, the subject of this relationship without first providing COMPANY with the opportunity to review and offer reasonable objection to the contemplated publication. This undertaking to keep information confidential shall survive the termination of this Agreement. It is understood, however that the restrictions listed above shall not apply to any portion of confidential information which; (i) was previously known to DISTRIBUTOR without obligations of confidentiality; (ii) is obtained after the Effective Date of this Agreement from a third party which is lawfully in possession of such information and not in violation of any contractual or legal obligation to COMPANY with respect to such information; (iii) is or becomes part of the public domain through no fault of DISTRIBUTOR;
     (iv) is independently ascertainable or developed by DISTRIBUTOR or its employees; (v) is required to be disclosed by administrative or judicial action provided that DISTRIBUTOR immediately after receiving notice of such action notifies COMPANY of such action to give COMPANY the opportunity to seek any other legal remedies to maintain such confidential information in confidence; or (vi) is approved for release by written authorization of COMPANY. DISTRIBUTOR shall require each of its employees performing services relating to the Work to execute a Confidentiality Agreement, if requested by COMPANY. At the termination of this Agreement, DISTRIBUTOR shall return to COMPANY all drawings, specifications, manuals and other printed or reproduced material (including information stored on machine readable media) provided by COMPANY.

16.  GENERAL.
     -------

     (a) Waiver and Modification. No waiver or modification of the Agreement shall be effective unless in writing and signed by the party against whom such waiver or modification is asserted. Waiver by either party in any instance of any breach of any term or condition of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other terms or condition hereof. None of the terms or conditions of this Agreement shall be deemed to have been waived by course of dealing or trade usage.

     (b) Notices. All notices and demands hereunder shall be in writing and shall be served by personal delivery, express courier, or mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party), and shall be deemed complete upon receipt. All notices or demands by mail shall be by certified or registered airmail, return receipt requested. If receipt of such notice or demand is refused or a party has changed its address without information the other, the notice shall be deemed to have been given and received upon the seventh (7th) day following the date upon which it is first postmarked by the postal service of the sender's nation.

     (c) Attorney's Fees. In the event any litigation is brought by either party in connection with this Agreement, the prevailing party in such litigation shall be entitled to recover from the other party all the costs, attorneys' fees and other expenses incurred by such prevailing party in the litigation.

     (d) Complete Execution. This Agreement shall become effective only after it has been executed by DISTRIBUTOR and COMPANY.

     (e) Choice of Law, Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA. THE APPLICATION OF THE UNITED NATIONS CONVENTION OF CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS IS EXPRESSLY EXCLUDED. The parties agree that any claim asserted in any legal proceeding by one party against the other shall be commenced and maintained in any state or federal court located within the County of Los Angeles, State of California, U.S.A., having subject-matter jurisdiction with respect to the dispute between the parties. Both parties hereby submit to the jurisdiction of such courts over each of them personally in connection with such litigation, and waive any objection to venue in such courts and any claim that such forum is an inconvenient forum. The English-language version of this Agreement controls when interpreting this Agreement.

     (f) Severability. In the event that any provision of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect. In the event the infirmed provision causes the contract to fail of its essential purpose, then the entire Agreement shall fail and become void.

     (g) Force Majeure. COMPANY shall not be responsible for any failure to perform due to unforeseen circumstances or cause beyond COMPANY's control, including but not limited to acts of God, war, riot, embargoes; acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation facilities, fuel, energy, labor or materials.

     (h) Entire Agreement. This Agreement, including all Schedules and Exhibits hereto, constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreement. Nothing herein contained shall be binding upon the parties until this Agreement has been executed by each party and an executed copy has been delivered to the parties. This Agreement may not be changed, modified, amended or supplemented except in a writing signed by all parties to this Agreement. Each of the parties acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as may be expressly set forth herein.

     (i) Benefits of Agreement. The terms of this Agreement are intended solely for the benefit of the parties hereto. They are not intended to confer upon any third party the status of a third-party beneficiary. Except as otherwise provided for by this Agreement, the terms hereto shall inure to the benefit of, and be binding upon, the respective successors and assign of the parties hereto.

IN WITNESS WHEREOF, the parties have entered into this Agreement.

VIVENDI UNIVERSAL GAMES, INC.                     STAR E MEDIA CORPORATION


/s/ Hubert Larenaudie                             /s/ E.G. Abbadessa
--------------------------------                  ------------------------------
Title:  VP & Asia Director                        Title:  President

Date:  12/11/02                                   Date:  12/11/02

                                    EXHIBIT A
                                    ---------

1.  COMPANY PRODUCTS AND ROYALTY RATES:

     COMPANY PRODUCT                          ROYALTY RATE
     -------------------------------          ------------

     JUMPSTART ANIMAL ADVENTURE               US$4.00
     JUMPSTART ADVANCED 1ST GRADE             US$4.00
     JUMPSTART ADVANCED PRESCHOOL             US$4.00
     JUMPSTART ADVANCED KINDERGARTEN          US$4.00

     (All COMPANY Products listed in this Agreement are to be fully localized in Arabic language.)

2.  ADVANCE PAYMENTS:

     DISTRIBUTOR agrees to pay COMPANY the sum of thirty two thousand US dollars (US$32,000.00) for each COMPANY Product listed in this agreement as a recoupable advance against future royalties arising from DISTRIBUTOR's distribution of each localized COMPANY Product, payable in three (3) installments as follows:

     a) Six thousand four hundred US dollars (US$6,400.00) for each COMPANY Product upon signature of this Agreement.
     b) Twelve thousand eight hundred US dollars (US$12,800.00) for each COMPANY Product upon DISTRIBUTOR's receipt of each localization kit.
     c) Twelve thousand eight hundred US dollars (US$12,800.00) for each COMPANY Product upon COMPANY approval of the localized COMPANY Product.

4.  DISTRIBUTION TERM(S):

     Subject to early termination in accordance with the provisions contained herein, the Distribution Term shall begin on the Effective Date of this Agreement and continue in full force for a period of twelve (12) months. The Distribution Term will be from November 1, 2002 to October 31, 2003.

5.  GUARANTEE AND GUARANTEE PERIOD:

     DISTRIBUTOR guarantees sales of no less than eight thousand (8,000) units of each COMPANY Product listed in this Agreement.

6.  PAYMENT TERMS:

     Concurrent  or  prior  with  COMPANY's  receipt  of  a  Media  Replication
     Authorization Request Form, attached hereto as Exhibit D, DISTRIBUTOR agrees to pay COMPANY for the total amount of the applicable request for replication.

7.  TERRITORY:

     United Arab Emirates, Saudi Arabia, Oman, Bahrain, Qatar, Kuwait, Jordan, Palestine, Egypt, Lebanon.

                                    EXHIBIT B
                                    ---------

                        PROFESSIONAL SERVICES AGREEMENT

                                    EXHIBIT C
                                    ---------

                                APPROVAL REQUEST

                                    EXHIBIT D
                                    ---------